                                                                      Exhibit 11

         AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                         For the year ended
                                                            --------------------------------------------
                                                            July 31, 1995   July 31, 1996  July 31, 1997
                                                            -------------   -------------  -------------

    Primary
          Net loss                                          $ (2,004,167)   $ (2,204,727)   $ (4,695,129)
                                                            ============    ============    ============


     Shares:
          Weighted average number of common shares
            outstanding                                       13,922,018      19,928,372      26,806,959
          Incremental shares assuming conversion of
            warrants and options (a)                                -               -               -
                                                            ------------    ------------    ------------

          Weighted average number of common shares
            outstanding as adjusted                           13,922,018      19,928,372      26,806,959
                                                            ============    ============    ============

            Net loss per common share                       $      (0.14)   $      (0.11)   $      (0.18)
                                                            ============    ============    ============


Fully Diluted (b)
          Net loss                                          $ (2,004,167)   $ (2,204,727)   $ (4,695,129)
          Add: Interest expense applicable to convertible
            debt (a)                                                -               -               -
                                                            ------------    ------------    ------------
          Net loss - as adjusted                            $ (2,004,167)   $ (2,204,727)   $ (4,695,129)
                                                            ============    ============    ============

     Shares:
          Weighted average number of common shares
            outstanding                                       13,922,018      19,928,372      26,806,959
          Incremental shares assuming conversion of
            convertible debt (a)                                    -               -               -
          Incremental shares assuming conversion of
            warrants and options (a)                                -               -               -
                                                            ------------    ------------    ------------

          Weighted average number of common shares
            outstanding as adjusted                           13,922,018      19,928,372      26,806,959
                                                            ============    ============    ============

            Net loss per common share                       $      (0.14)   $      (0.11)   $      (0.18)
                                                            ============    ============    ============

(a) Common stock equivalents related to convertible debt warrants and options are excluded as their effect would be anti-dilutive.
(b) This calculation is submitted in accordance with paragraph 601 (b) (11) of Regulation S-K although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.